Exhibit 10.34

SETTLEMENT AND CONSENT AGREEMENT AND MUTUAL RELEASE

This Settlement and Consent Agreement and Mutual Release (the “Agreement”) is entered into by and among Obagi Medical Products, Inc. and OMP, Inc. (collectively “Obagi”), Stonington Partners, Inc. and Stonington Capital Appreciation 1994 Fund, L.P. (collectively “Stonington”), on one hand, and the McNamara Family Irrevocable Trust dated December 17, 2004, the McNamara Family Trust dated December 27, 2004 (collectively, the “Trusts”), the estate of Austin T. McNamara, Lucy B. McNamara individually and as trustee of the Trusts and as executor of the estate of Austin T. McNamara, and Lighthouse Venture Group, LLC (along with any jointly owned or related Lighthouse entity, collectively known as “Lighthouse”) on the other hand, as of this 29th day of May 2007. The Trusts, the estate of Austin T. McNamara, Lucy B. McNamara, in all her capacities, and Lighthouse are sometimes hereafter collectively referred to as the “McNamara Parties.” Obagi, Stonington, and the McNamara Parties are sometimes collectively referred to as the “Settling Parties.”

RECITALS

A.            Austin T. McNamara had an employment relationship with Obagi, or its subsidiaries, from approximately September, 2001, through approximately May 2006. The Settling Parties have various disputes surrounding, among other things, the employment relationship between Austin T. McNamara and Obagi.

B.             Austin T. McNamara purchased approximately 625,000 shares of OMP, Inc. common stock pursuant to the terms of a Stock Purchase and Subscription Agreement and was granted options to purchase an additional 1,250,000 shares of OMP, Inc., common stock pursuant to the terms of a Stock Option Award Agreement (Incentive Stock Options/Nonqualified Stock Options) and a Stock Option Award Agreement (Superior Value Options) (the option agreements are collectively referred to as the “Stock Option Agreements”) (all references herein to numbers of shares are after taking account of the 1:1.2 reverse split of Obagi common stock that was effective in December 2006).

C.             OMP, Inc. later restructured, and OMP, Inc. became a wholly owned subsidiary of Obagi Medical Products, Inc. All outstanding OMP, Inc. shares were exchanged for shares of Obagi Medical Products, Inc. common stock and the Stock Option Agreements were assigned by OMP, Inc. to Obagi Medical Products, Inc. and assumed by the latter. As a result of the restructuring, Mr. McNamara owned 625,000 shares of Obagi Medical Products, Inc. common stock and options to purchase 1,250,000 shares of Obagi Medical Products, Inc. common stock. Shares of Obagi Medical Products, Inc. common stock are hereinafter referred to as “Obagi Shares.”

D.            In December 2004, Austin T. McNamara transferred his Obagi Shares and options to the Trusts and the Trusts signed agreements joining the Investor’s Rights Agreement dated as of April 1, 2002 previously entered into by and between Austin T. McNamara and Obagi (the “IRA”). The Trusts exercised the option rights and purchased 1,250,000 Obagi Shares in 2005.   In October 2006, Obagi

filed a Form W-2c for Austin T. McNamara for the 2005 tax year treating 1,000,000 of these exercised options as non-qualified stock options under the Internal Revenue Code of 1986, as amended (the “Code”) and 250,000 of these exercised options as incentive stock options under the Code. The McNamara Parties dispute the characterization by Obagi of the 1,000,000 options as non-qualified options under the Code.

E.             On December 13, 2006, the Initial Public Offering (the “IPO”) of Obagi common stock became effective. As part of the IPO process, the underwriters of the offering required, among other things, that previously issued shares be subject to a 180 day lock-up period, whereby owners of these previously issued shares, including the Trusts, could not sell their Obagi Shares without the express permission of the underwriters as described in the IRA. The lock-up on the Trusts’ Obagi Shares expires on June 12, 2007.

F.             In consideration of the resolution of all of the claims between the Settling Parties, except those described in Paragraph 4, Obagi has obtained the consent of the lead managing underwriter of the IPO to permit the Trusts to negotiate with certain entities for the sale of their Obagi Shares before expiration of the lock-up.

NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.                     Release From Lock-up Agreement; Transfer of Obagi Shares. Obagi hereby consents to release the Trusts from the 180 day lock-up period under the IRA and imposed by Obagi’s lead managing underwriter of the IPO, J.P. Morgan Securities Inc. (“JP Morgan”), to sell their Obagi Shares to UBS AG, or its related entities (“UBS”). Obagi shall request that JP Morgan deliver a letter from JP Morgan, concurrent herewith and substantially in the form attached hereto as Exhibit A, providing JP Morgan’s consent to the sale of the Obagi Shares to UBS. Upon JP Morgan’s execution and delivery of such consent letter and the Trusts’ delivery to Obagi’s transfer agent of documents which are customary in connection with the transfer of stock, Obagi agrees to instruct its transfer agent to transfer the Trusts’ Obagi Shares to UBS. The transferred shares shall include a restrictive legend precluding the transfer by UBS of their Obagi Shares or any potion thereof until expiration of the existing lock-up. Obagi agrees to cooperate with UBS and the Trusts to effect any subsequent transfer by UBS of their Obagi Shares subsequent to the expiration of the existing lock-up. The release contained in Paragraphs 2 and 3 below shallbe immediately effective when JP Morgan delivers its written consent to the Trusts and the transfer agent records title of the Trusts’ Obagi Shares in the name of UBS.

2.                     Mutual Release of Claims/ No Pending Actions. Except as expressly set forth herein at Paragraph 4, each Settling Party expressly waives and releases any and all claims against all other Settling Parties and releases all other Settling Parties (including, to the fullest extent applicable, its/her present and former respective officers, directors, agents, attorneys, parent companies, owned companies and subsidiaries, jointly owned companies, stockholders, managers, employees, family members, heirs, predecessors, successors, assigns, and representatives) from any and all claims that any Settling Party may have against any other Settling Party, including but not limited to claims regarding or related to the IRA, the Trusts’ sale of their Obagi Shares to UBS, or Austin T. McNamara’s employment with Obagi and the termination thereof, whether or not such claims are presently known or unknown to a releasing Settling Party. These mutual releases include, but are not limited to, any claims of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of employment discrimination or wrongful discharge, any claim for alleged and disputed unpaid wages, salary, expense reimbursement or any other payments or monetary obligations, any legal restriction on Obagi’s right to terminate Austin T. McNamara, or any federal, state or other governmental statute or ordinance, including without limitation Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, any state laws concerning discrimination or harassment, including without limitation California’s Fair Employment and Housing Act, or any other legal limitation on the employment relationship or its termination, or any claim for breach of fiduciary duty. Each Settling Party represents that she/it does not currently have on file any complaints, charges or lawsuits against any other Settling Party or, to the fullest extent applicable, its/her present and former respective officers, directors, stockholders, managers, agents, employees, attorneys, family members and representatives with any governmental agency or any court, and agrees that she/it will not initiate, assist or encourage any such actions except both as specifically permitted in this Agreement and as otherwise provided by law.

3.             Releases of Unknown Claims.  The release granted by this Agreement shall be effective as a bar to each and every claim, demand, or cause of action that any Settling Party may have, except as set forth in Paragraph 4. Each Settling Party recognizes that he/it may have a claim, demand, or cause of action against another Settling Party of which the Settling Party is totally unaware and unsuspecting but which that Settling Party is giving up by execution of the release. Each Settling Party agrees to waive and release all such claims. Each Settling Party expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

It is expressly agreed that this Agreement shall extend and apply to all unknown, unsuspected, and unanticipated injuries and damages as well as those that are now disclosed.

4.             Non-Released Claims/Carve-Out.  The Settling Parties expressly retain, and carve-out from this Agreement and the release contained herein, all rights, claims and causes of action, known or unknown, relating to (i) the Stock Option Agreements, including without limitation, the tax characterization of the stock options granted thereunder, or (ii) any federal, state, or local taxes or tax obligations, including without limitation interest and penalties, whether arising directly or through disallowance of any deductions, of any of the Settling Parties arising from or relating to the transfer, or exercise by the Trusts or Austin T. McNamara of any Obagi stock options. Nothing in this Agreement, therefore, shall be understood to waive, release, apply to or limit any of such rights, claims, or causes of actions, including without limitation any rights, claims, or causes of action any of the Settling Parties may have with respect to any breach of the Stock Option Agreements or any failure to pay the proper taxes due as a result of the exercise of the stock options granted under the Stock Option Agreements.

5.                     Representation. This Agreement is the product of arms-length negotiations. It was negotiated for each of the Settling Parties by a representative of their own choosing. The Settling Parties are voluntarily entering into this Agreement. The McNamara Parties have not requested and do not request that Obagi provide them with any non-public information concerning Obagi and will not represent to any buyer of their Obagi Shares that they are privy to any non-public information concerning Obagi (except for information related to the disputes between the Settling Parties which shall not be shared with any buyer of their Obagi Shares). Obagi’s role in the sale of the Obagi Shares by the Trusts has been limited to introducing the Trusts to certain potential buyers, acquiring a release from JP Morgan of the lock-up provision on behalf of the Trusts, and instructing its transfer agent to allow the transfer of the Trusts’ Obagi Shares to UBS. Obagi has not made any representations to the McNamara Parties regarding the value of their Obagi Shares. The McNamara Parties acknowledge that their decision to sell their Obagi Shares and their decision about the value of their Obagi Shares were each made independent from anything said or any information provided by Obagi in the course of these negotiations.

6.                     Public Disclosure. The McNamara Parties acknowledge that Obagi will make a public disclosure of the signing of this release and the release of the lock-up. Obagi’s disclosure hereunder shall be limited solely to the amount of disclosure that is required under applicable law.

7.                     Compromise. This Agreement is a compromise of disagreements and potential disagreements between the Parties in order avoid the expense, uncertainty, and disruption of litigation. This Agreement is not to be construed as an admission for any purpose whatsoever on the part of any Settling Party.

8.                     Actions. If any lawsuit is brought relating to this Agreement or any breach of it, the “prevailing party” (as determined under California law) will be entitled to reasonable attorney’s fees and its other legal remedies.

9.                     Headers; Severability; Governing Law; Venue. Headers in this Agreement are for reference only. If any provision or portion of this Agreement is found to be void or unenforceable, it shall be severable and shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Parties agree that the only proper venue for resolving future disputes between the Parties will be in Los Angeles County.

10.                  Notices. Any notice hereunder shall be in writing and shall be deemed to be given to the party to whom addressed when delivered to such party or received by such party if sent by telecopy (or 3 days after mailing if sent by registered or certified mail, return receipt requested, prepaid and addressed) at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

To McNamara Parties:	Lucy B. McNamara 10202 Sycamore Circle Villa Park, California 92861

Copies to:	Sheppard Mullin Richter & Hampton LLP Attn: David I. Sunkin, Esq. 333 South Hope Street, Suite 4800 Los Angeles, California 90071 Facsimile: (213) 443-2750

To Obagi:	Obagi Medical Products, Inc. 310 Golden Shore Long Beach, California 90802

Copies to:	Heller Ehrman LLP Attn: Jerry Marks, Esq. 333 South Hope Street, 39th Floor Los Angeles, California 90071 Facsimile: (213) 614-1868

To Stonington:	Stonington Partners, Inc. 540 Madison Avenue New York, New York 10022

11.           Miscellaneous. This Agreement constitutes the entire agreement with respect to any matters referred to in it, and this Agreement supersedes any and all other agreements between the Parties. This Agreement may only be amended in writing signed by a representative for each of the Parties, and it is executed voluntarily and with full knowledge of its significance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

OBAGI MEDICAL PRODUCTS, INC.

By:	/s/ Stephen Garcia
Name: Stephen Garcia
Title: Executive Vice President / CFO

OMP, INC.

By:	/s/ Stephen Garcia
Name: Stephen Garcia
Title: Executive Vice President / CFO

STONINGTON PARTNERS, INC.

By:	/s/ Albert J.Fitzgibbons, III
Name: Albert J.Fitzgibbons, III
Title:

STONINGTON CAPITAL APPRECIATION 1994 FUND, L.P.

By:	/s/ Albert J.Fitzgibbons, III
Name: Albert J.Fitzgibbons, III
Title:

MCNAMARA FAMILY IRREVOCABLE TRUST DATED DECEMBER 17, 2004

By:	/s/ Lucy B. McNamara
Name: Lucy B. McNamara
Title: Trustee

MCNAMARA FAMILY TRUST DATED DECEMBER 27, 2004

By:	/s/ Lucy B. McNamara
Name: Lucy B. McNamara
Title: Trustee

ESTATE OF AUSTIN T. MCNAMARA

By:	/s/ Lucy B. McNamara
Name: Lucy B. McNamara
Title: Trustee

LIGHTHOUSE VENTURE GROUP, LLC

By:	/s/ Lucy B. McNamara
Name: Lucy B. McNamara
Title: Member

/s/ Lucy B. McNamara
Lucy B. McNamara, an individual

Exhibit A

J.P. MORGAN SECURITIES INC.

May 26, 2007

Obagi Medical Products, Inc.

310 Golden Shore

Long Beach, CA 90802

Attention: Steven R. Carlson

Re:  Release of Lock-Up

Ladies and Gentlemen:

Reference is hereby made to the Underwriting Agreement dated December 13, 2006 (the “Underwriting Agreement”) between Obagi Medical Products, Inc. (the “Company”) and J.P. Morgan Securities Inc. (“JPMorgan”), as representative of the several underwriters named therein (the “Underwriters”) and that certain Letter, dated December 13, 2006 (the “Side Letter”) executed and delivered on behalf of the Company by Mr. Steve Carlson, CEO and President of Obagi Medical Products, Inc. for the benefit of the Underwriters.

Notwithstanding anything in the Side Letter to the contrary, JPMorgan, on behalf of the Underwriters, hereby gives its consent to allow the Company to release the McNamara Family Irrevocable Trust and the McNamara Family Trust (the “Estates”) from their obligations under Section 2.9 of the Investor Rights Agreement dated as of April 1, 2002, by and between the Company and Austin
T. McNamara, to the extent necessary to allow the transfer by the Estates of up to 1,875,001 shares of common stock, par value $0.001 per share, of the Company held by the Estates to UBS AG London Branch (the “Transferee”), subject to the condition that the Transferee executes a written Lock-Up agreement substantially in the form attached to the Underwriting Agreement for the benefit of the Underwriters. Except as specifically set forth herein, the Side Letter shall remain in full force and effect according to its terms.

Very truly yours,

J.P. Morgan Securities Inc.,

as representative of the Underwriters,

By:	/s/ Paul Henderson
Name: Paul Henderson
Title: Managing Director